AGREEMENT FOR THE ACQUISITION OF THE DIVIDE, PINEDALE AND WILKENS RIDGE PROJECTS AND ALSO FOR BUSINESS COMBINATION AND MANAGEMENT

This Agreement is made and entered into this _21st_ day of October, 2007 by and among Fellows Energy Ltd (“Fellows”) and Mark S. Dolar, Dolar Energy, L.L.C. (“Dolar”); Uton Divide LLC (“Uton”); and Cochrane Resources, Inc. (“Cochrane”),  collectively called “Dolar”.

RECITALS

Pursuant to conversations of the past weeks, the parties desire to enter into this  Agreement (which is exclusive, except to the extent provided below) in order to provide for (1) the earn-in by Fellows on the Divide, Pinedale and Wilkens Ridge projects as provided herein; (2) for the hiring of Mark S. Dolar and Ken Allen into the management of Fellows and their appointment as directors of Fellows, in accordance with the provisions of this Agreement;  and  (3) to provide for the potential growth  of Fellows through a joint venture or other financing arrangement, or a potential business combination whereby Fellows would merge with a new company to be named Moose Mountain Energy, Inc., hereinafter referred to as “Newco” through a reverse merger with Newco, as described below.  It is expected that either Fellows or Newco would continue to conduct the business of Fellows and of Dolar and would raise capital through a joint venture, or other financing, or in connection with a merger with Newco to conclude the transactions described below and to acquire and/or develop the assets as described below.

NOW THEREFORE, in consideration of the mutual promises and covenants of the parties, it is hereby agreed as follows:

1.  Earn-In and Acquisition Agreement relating to the Divide Field project

Fellows hereby agrees to acquire, and/or assist in the arranging of financing (through purchase, joint venturing or otherwise) for the acquisition of the 23.73% undivided interest owned by Uton Divide, LLC in the Divide Field project, including the interests in the three existing wells on the project and the production and equipment and other assets related thereto, all as more particularly described in Exhibit A attached hereto, for a total cash consideration of $2,400,000.  The agreement to make the acquisition is subject to customary technical, title and legal due diligence being completed to the reasonable satisfaction of Fellows and to financing as hereinafter contemplated, as well as to the execution and delivery of conveyance documents containing representations and warranties and such other customary provisions as are reasonably required by Fellows.  At the option of Dolar, up to 50.0% of the purchase price may be taken in stock of Newco (in the event Newco is involved in the transaction).   Closing shall occur on or before February 28, 2008, except as may be extended as provided below.  Interests conveyed shall be described on Exhibit “A” attached hereto.

Upon completion of the acquisition of the interests of Dolar, Fellows or Newco will commit to fund Dolar’s portion of drilling and seismic budgets that are anticipated to be established for the second half of 2008, including $1,500,000 (being 23.73% of the total anticipated budget for the second half  of 2008).   Failure to fund such budget is governed by the provisions of Paragraph 6 below.

Newco shall also have the option to offer to purchase the remaining 73.27% interest in the play for $7,500,000 in the event Newco timely acquires the Uton Divide LLC interests.

2. Earn-In and Acquisition Agreement relating to the Pinedale Project

Fellows hereby agrees to acquire, and/or assist in the arranging of financing (through purchase, joint venturing or otherwise) for the acquisition of the leasehold interests of  a 25% working interest held by Dolar in the Pinedale project in Wyoming (as further described in Exhibit A) for $100,000 in cash payable to Dolar at closing, and $87,500 worth of stock to Mark Dolar at closing in the event Newco is used in the financing; otherwise the entire $187,500 shall be paid to Dolar in cash at closing.   The agreement to make the acquisition is subject to customary technical, title and legal due diligence being completed to the reasonable satisfaction of Fellows and to financing as hereinafter contemplated, as well as to the execution and delivery of conveyance documents containing representations and warranties and such other customary provisions as are reasonably required by Fellows. Upon closing, Dolar will deliver assignments with respect to a 25% working interest in an 81.0% net revenue interest in the leases owned of record, with royalty rates of 15.0% or less.  Leases with royalty rates exceeding 15.0% NRI will be delivered at 80.0% net revenue interest.  Interests to be conveyed are more particularly described on Exhibit “B” attached hereto.

Upon completion of the acquisition of the interests of Dolar in the Pinedale Project, Newco shall make a drilling commitment of $5,250,000 (being 25% on a four well program) in 2008. Failure to meet the drilling commitment is governed by the provisions of Paragraph 6 below.

3.    Earn-In and Acquisition Agreement Relating to the Wilkens Ridge Waterflood Project

Fellows hereby agrees to acquire, and/or assist in the arranging of financing (through purchase, joint venturing or otherwise) for the acquisition of the interests owned by Cochrane in the proposed Wilkens Ridge Waterflood Unit Project.  The exact interest owned will be determined on the basis of participation in the unit when formed, but it is believed Cochrane will own at least 35% in the Unit, and will be the Operator.    Increased interest in the development project may be available should current owners decline participation in the Unit.

Cochrane will also convey interests from various operated and non-operated wells in the Uinta Basin of eastern Utah and North Dakota;  along with equipment and other assets related thereto, all as more particularly described in Exhibit “C” attached hereto, for a total cash consideration of $510,000 to Cochrane/Dolar. The leases will be assigned at an eighty percent (80%) net revenue interest. The agreement to make the acquisition is subject to customary technical, title and legal due diligence being completed to the reasonable satisfaction of Fellows and to financing as hereinafter contemplated, as well as to the execution and delivery of conveyance documents containing representations and warranties and such other customary provisions as are reasonably required by Fellows.  At the option of Cochrane, up to 50.0% of the purchase price may be taken in stock of Newco (in the event Newco is involved in the transaction).

Upon completion of the acquisition of the interests of Cochrane, Fellows or Newco will commit to fund Cochrane’s portion of drilling and waterflood conversion budgets that are anticipated to be established for the second half of 2008, including $1,400,000, being based on 35% of the total anticipated budget for the Wilkens Ridge Waterflood Unit in the first half of 2008.  In the event Cochrane ends up owning more than the projected 35% interests, contributions for the 2008 drill program will be increased accordingly.   Failure to meet such funding shall be governed by the provisions of Paragraph 6 below.

4.   Fellows/Newco Management

Fellows and Dolar will merge management resources to operate the Newco.  Mark S. Dolar will join Fellows as President/COO and as a Director, and upon execution of this Agreement is hereby appointed as such and accepts such appointment.  Dolar will oversee business development and acquisitions and will receive an incentive stock package, salary and benefits on an industry standard basis once the Company (whether through Newco, joint venture or otherwise) achieves the closings contemplated herein.   The incentive package will be based on the value of the assets brought to the Company in relation to the value of the assets currently owned by the Company.  Prior to such closings, Dolar will accrue for his time spent on the basis of the consulting rates he currently charges to his clients, and such accrued amount shall be paid from the financings associated with the closings.

Ken Allen of Cochrane Resources, Inc. will join Fellows as Field Operations Manager and as a Director, and upon execution of this Agreement is hereby appointed as such and accepts such appointment.  He will oversee field operations for the development of all assets.  Allen will receive an incentive package similar to that of Dolar, and will also accrue his consulting charges pending the closings.

S. Robert Bereskin, G. Gregory Francis and John D. Adamson will be asked to join the Company to serve as Exploration Geologists.  The individuals will receive an incentive package similar to that of Dolar, and will also accrue their consulting charges pending the closings.

This agreement shall be deemed as a “best efforts” agreement, with the parties involved being responsible for their own personal cost of bringing the deal to a conclusion.  Expenses shall be itemized and time involved by each party will be reimbursed at a value of $800 per day upon conclusion of the financing.  The parties will cooperate with each other in good faith to use their best efforts to effectuate the closing of the transactions contemplated by this agreement.

Notwithstanding the above, the parties involved herein may continue to seek financing through other market makers or industry partners.  In the event the parties herein agree to terms with third parties on any one of the properties in which the first right of refusal is not pursued under Paragraph 6 below, this agreement shall automatically terminate.

In the event the closings do not occur as contemplated herein, all of the then current management and directors of Fellows shall determine the manner to proceed with Fellows and the projects in accordance with good industry and market practice.

5.  Fellows Interests:

The Fellows owned Gordon Creek, Weston and Anadarko Basin projects will also be contributed to the Newco for a transfer of stock in the Newco.   All projects owned by Fellows are currently under farmout consideration to third parties.  Interests shall be defined on the attached Exhibit “D”.

6.  Unmet Drilling Expenditures

It is anticipated that Fellows/Newco will raise at least $3.85 million dollars to fund the the Dolar/Cochrane assets as defined in Paragraphs 1-3 above, in addition to commissions, financial, legal, operational and managerial expenditures of Newco, as well as the acquisitions of the projects as described above by February 28, 2008.  In the event such funding occurs, the closing of such acquisitions shall take place and the commitments to fund the drilling budgets and commitments shall also remain in force; provided, however, that in the event funding of any amount of drilling does not occur as set forth in Paragraphs 1 through 3 above, Fellows/Newco shall provide the compensation to Dolar as follows:

a. Divide                                           $100,000 cash                                           $275,000 stock

b. Pinedale                                       $100,000 cash                                           $500,000 stock

c. Wilkens Ridge                            $  50,000 cash                                           $225,000 stock

In the event of a merger with Newco occurs, and in the event Newco does not complete the drilling expenditures called for in the above agreement in the time frames provided herein in paragraphs 1 through 3 of this agreement, stock values shall be determined by the market price on June 30, 2008,  In the event Management of Newco determines the funds set forth for projects defined in paragraphs 1 through 3 are better spent elsewhere, and makes financial contributions of equal or greater value to said defined projects, the payment of compensation for the Unmet Drilling Expenditures shall not be required.

7.  Third Party Offers

The projects defined herein are committed to this financing collectively and shall not be segregated from the whole package without a separate written agreement.  This Agreement shall be subject to the right of Dolar to consider alternative proposals as follows:  In the event Dolar receives a bonafide offer for the purchase of its interests in any of the projects that it reasonably deems are superior to the purchase contemplated to be made as provided above, it shall promptly notify Fellows of such offer, following which Fellows shall have fifteen (15) days in which to consummate the purchase of such interest on the terms of such third-party offer.  If Fellows is unable to consummate the transaction within such fifteen day period (for any reason other than the fault or unwillingness of Dolar) Dolar shall thereafter have thirty  (30) days to conclude a sale pursuant to such offer and in accordance with its terms.  In the event Dolar fails to conclude such sale within such time, Fellows may proceed to complete its purchase pursuant to the provisions of the Agreement.  Notwithstanding the foregoing, in the event that Fellows/Newco pays to Dolar at any time that a third party offer is not pending, and prior to closing, an amount of $100,000 (which amount shall be credited toward the purchase price of the projects) the provisions above in  Paragraph 6 relating to third party offers shall not have further effect and this Agreement shall become exclusive pending closing.  The date for closing (on or before February 28, 2008) may be extended by mutual agreement of the parties and shall be extended for an amount or amounts of time equal to the time spent by Dolar in attempting to close a third party offer.

Except in the event this Agreement becomes exclusive as described in the previous paragraph, Dolar shall have the right to continue to pursue financing of projects with third parties, but shall periodically update Fellows the progress made independently of this financing.  For this reason, time is of the essence to both parties.

8.  Miscellaneous Provisions

All notices, requests, demands or other communications required or permitted to be given by any party to another pursuant to this Agreement shall be given in writing and delivered by personal service, pre-paid registered mail or facsimile, addressed as follows:

To Fellows:

George Young

Fellows Energy, Ltd

370 Interlocken Blvd, Suite 400

Broomfield, CO  80021

To Dolar:

Mark S. Dolar

Dolar Energy, L.L.C.

935 E South Union Avenue, Suite D-202

Midvale, UT  84047

To Cochrane:

Ken Allen

Cochrane Resources, Inc.

P.O. Box 1656

Roosevelt, UT  84066

subject to any notice of change of address or fax number given in accordance herewith.  Any notice shall be deemed to have been given and received:

(a)
if personally delivered, then on the day of personal service to the recipient party, provided that if such date is a day other than a Business Day such notice shall be deemed to have been given and received on the first Business Day following the date of personal service;

(b)	if by pre-paid registered mail, then the first Business Day, after the expiration of five (5) days following the date of mailing; or

(c)
if sent by facsimile transmission and successfully transmitted prior to noon on a Business Day of the recipient party, then on that Business Day, and if successfully transmitted after noon on a Business Day of a recipient party then on the first Business Day following the date of transmission.

9.  Further Assurances

Each of the parties shall execute and deliver such further documents and do such further acts and things as may be reasonably required from time to time, either before, on or after the Closing Date, to carry out the full intent and meaning of this Agreement.

10.  Time of the Essence

Time shall be of the essence of this Agreement.

11.  Brokers’ Fees

Each of the parties acknowledges and agrees that it is not aware of any current or possible future claim for brokerage, agency, finder’s fee or commission in connection with the transactions contemplated by this Agreement and that if any such claim should arise through, or under, or by virtue of any action taken by, any party, such party shall indemnify and hold harmless the others in respect thereof.

12.   Entire Agreement

This Agreement constitutes the entire agreement between the parties relating to the transactions described herein and supersedes all prior agreements, undertakings, negotiations and discussions, whether oral or written, and there are no warranties, representations, covenants, obligations or agreements between the Vendor (or any Affiliate thereof) and the Purchaser except as set forth in this Agreement.

13.  Confidentiality, Public Disclosure

Subject to the requirements of the Royalty Agreement:

(d)
This Agreement and the contents hereof, and any instruments or agreements in implementation of this Agreement, shall be maintained in confidence by the parties and not disclosed to any other person (except as may be required by applicable Law and then upon notice by the disclosing party to the other party) without the prior written approval of the other party, which shall not be unreasonably withheld.

(e)
The content of any public disclosure or press release respecting this Agreement or the Transaction shall be approved by both parties hereto prior to the making of such public disclosure or press release, which approval shall not be unreasonably withheld by the party not subject to such disclosure requirements, provided that this paragraph is subject always to all disclosure obligations of either of the parties under applicable securities laws.

14.  Assignment

This Agreement shall not be assigned by either party hereto without the written consent of the other party first obtained, such consent not to be unreasonably withheld.

15.  Invalidity

Each of the provisions contained in this Agreement is distinct and severable and a determination of illegality, invalidity or unenforceability of any such provision or part hereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof, unless as a result of such determination this Agreement would fail in its essential purposes.

16.  Waiver and Amendment

Except as expressly provided in this Agreement, no amendment or waiver of it will be binding unless made in writing by the party to be bound by such amendment or waiver.  No waiver of any provision, or any portion of any provision, of this Agreement will constitute a waiver of any other part of the provision or any other provision of this Agreement nor a continuing waiver unless otherwise expressly provided.

17.  Counterparts

This Agreement may be signed in counterparts and by facsimile counterparts and each such counterpart will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

18.  Enurement

This Agreement will enure to the benefit of and will be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

FELLOWS ENERGY LTD.
Per:
George S. Young, President
Per:
Steven L. Prince, President

DOLARENERGY, L.L.C.
Per:
Mark S. Dolar, Managing Member
Per:

COCHRANE RESOURCES, INC.
Per:
Ken Allen, President
Per: